EX (e)(1)

GUARANTEED ISSUE APPLICATION FOR

EXECUTIVE BENEFITS INDIVIDUAL LIFE INSURANCE

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (NYLIAC) (A Delaware Corporation)

Executive Office: 51 Madison Avenue, New York, NY 10010

1. OWNER INFORMATION

Owner is a: ☐C-Corp ☐S-Corp ☐LLC ☐Sole Proprietorship ☐Partnership ☐Individual ☐Trust (please also complete Section 18)

Name (First, Middle Initial, Last, Suffix) or Full Name of Entity/Trust if not an Individual

Date of Birth (MM/DD/YYYY)	Relationship to Proposed Insured	Social Security or Tax ID No.

Street Address Line 1 (P.O. Box Not Permitted)

Street Address Line 2                                                         City                     State    Country                Zip Code

Country of Citizenship/Corporate Domicile	Telephone Number	Email Address

Non U.S. Citizens Only: Visa/Work Authorization

Type                                                                      Number                                 Expiration: Month                 Year

2. PROPOSED INSURED INFORMATION ☐ Same as Owner or ☐ See Issue Census

Gender: ☐ Male    ☐ Female

Name (First, Middle Initial, Last, Suffix)

Date of Birth (MM/DD/YYYY)	Social Security No. or Tax ID No.

Complete if Individually Owned

Home Address Line 1 (P.O. Box Not Permitted)

Home Address Line 2
City	State Country Zip Code
Work Address Line 1 (P.O. Box Not Permitted)
Work Address Line 2
City	State Country Zip Code

Country of Citizenship	Telephone Number	Email Address

Non U.S. Citizens Only: Visa/Work Authorization

Type                                                                      Number                                 Expiration: Month                 Year

3. PLAN SPONSOR INFORMATION ☐ Same as Owner

Name of Entity	Tax ID No.
Street Address Line 1
Street Address Line 2	City State Country Zip Code

Name of Plan Sponsor Contact	Telephone Number	Email Address

Name of Alternate Plan Sponsor Contact	Telephone Number	Email Address

4. TYPE OF PLAN

☐ Deferred Compensation ☐ SERP ☐ Split Dollar ☐ 162 Bonus ☐ Other

	Service Office: The Advanced Markets Network 11400 Tomahawk Creek Parkway, Suite 200 Leawood, KS 66211	(02/19)
ICC19-319-650		Page 1 of 6

5. PRODUCT AND RIDER SELECTION
Bank Owned Life Insurance (BOLI):	☐ BOLI Plus	☐ Other:
BOLI Rider:	☐ Claim Account Rider	☐ Other:
Corporate Owned/Sponsored Life Insurance (COLI):	☐ CEVUL Plus ☐ CEUL Plus	☐ Other:

6. COVERAGE INFORMATION ☐ See Issue Census

Face Amount: $

Life Insurance Benefit Option:     ☐ Option 1 - Level     ☐ Option 2 - Increasing     ☐ Option 3 - Return of Premium

                    (CEVUL Plus & CEUL Plus only)

Life Insurance Qualification Test: ☐ CVAT    ☐ GPT (CEVUL Plus & CEUL Plus only)

7. POLICY CHARGE OPTION SELECTION (CEVUL PLUS & CEUL PLUS) SELECT ONE

For Non-natural Persons (company- and entity owned):     ☐ A    ☐ B    ☐ C    ☐ D    ☐ E

For Natural Persons: ☐ F

The Policy Charge Option determines the amount, timing and relative allocation between and among certain charges assessed under the Policy. It will also determine the Fixed Account Crediting Rate and the Cumulative Premium Expense Charge that will affect the amount of the Cash Value and the ACSV, respectively. Differences between Policy Charge Options may impact the Cash Value and the Life Insurance Proceeds you receive under the Policy. For company- and entity-owned policies, you should evaluate multiple illustrations before selecting one of the above Policy Charge Options. For CEVUL Plus, refer to the Prospectus for more details on the differences between the Policy Charge Options and their respective impact on your Policy’s Cash Value. Once your Policy has been issued, you may not change the Policy Charge Option you selected.

8. POLICY DATE

Policy Date (MM/DD/YYYY):

9. PREMIUM AND BILLING INFORMATION ☐ See Issue Census

Billing Frequency: ☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Single Planned

Premium in Year 1: $

Planned Premium in Years 2-11+:

Year 2: $                       Year 4: $                       Year 6: $                       Year 8: $                       Year 10: $

Year 3: $                       Year 5: $                       Year 7: $                       Year 9: $                       Year 11+: ☐ Yes ☐ No

10.  BENEFICIARY INFORMATION    ☐ Same as Owner

For Individually Owned Policies, the Insured cannot be the Beneficiary.

Primary and Contingent Beneficiaries must each equal 100%.

If additional space is needed use “16. Additional Information/Details” or attach a separate    sheet.

	Primary	☐ Primary ☐ Contingent	☐ Primary ☐ Contingent

Full Name/Trust Name and Trustee

Address

Telephone Number

Date of Birth, if applicable	––––––– /––––––– /––––––– MM DD YYYY	––––––– /––––––– /––––––– MM DD YYYY	––––––– /––––––– /––––––– MM DD YYYY

Social Security/ Tax ID No.

Relationship to Proposed Insured

Percentage (%)

Note: Unless otherwise specified, the surviving beneficiaries within a class (primary or contingent) will share equally.

ICC19-319-650	Page 2 of 6

11. WORK STATUS ☐ See Issue Census

A.	Is the Proposed Insured currently engaged in active, full-time work (of at least 30 hours per week) in a normal capacity?	☐ Yes ☐ No
If “No”, please provide details below.
B.	Is the Proposed Insured currently employed by, or a Director of, the Employer and has the Proposed Insured been actively at work as described in the previous question for the past 90 days?	☐ Yes ☐ No
If “No”, please provide details below.
C.

During the 90 days immediately prior to the date of this application, has the Proposed Insured been hospitalized or otherwise absent from work due to illness or accident (not including vacation or holidays) for either more than 3 consecutive days or more than a total of 5 days?

☐ Yes ☐ No
If “Yes”, please provide details below.

Work Status Questions:

12. TOBACCO / NICOTINE USAGE ☐ See Issue Census

Has the Proposed Insured used any tobacco, nicotine or any nicotine substitution product in any form in the last 12 months?

☐  Yes      ☐  No      If “Yes”, please provide details below, including form of tobacco/nicotine use, frequency, and last date used.

Details to Tobacco/Nicotine Question:

13. ILLUSTRATION

Do not complete this section if: (1) A signed illustration is not required by law; (2) An illustration was signed and matches the Policy for which you are applying; or (3) You are applying for a variable life insurance Policy.

I, the Owner, acknowledge that:

☐ An illustration was not shown or given to me.

☐ An illustration was shown or given to me, but the Policy being applied for is different from the illustration.

☐ See Census

Illustrated Initial Face Amount:

Issue Age:                    Gender:

I acknowledge that I did not sign an illustration for the reason stated above and I understand that an illustration matching the Policy as issued will be provided for signature no later than at the time the Policy is delivered.

14. AGREEMENT

Those persons who sign this application agree that:

1.

All of the statements in this application are correctly recorded, and are true and complete to the best of the knowledge and belief of those persons who made them. Answers that are not true and complete may, subject to the Policy’s Incontestability Provision, invalidate coverage.

2.	No agent or medical examiner has any right to accept risks, make or change contracts, or give up any of NYLIAC’s rights or requirements.
3.	The issuance of the Policy is contingent on the completion and NYLIAC’s receipt of the Issue Census, if any, which is incorporated into and becomes a part of this application.
4.

To put a Policy or benefit issued in response to this application in force, the Policy or written evidence of the benefit must be delivered to the Owner and the full first premium paid while all persons to be covered are living.

5.

The Policy Date is the date from which Policy charges are calculated and become due. The effective date of coverage is the later of the Policy Date or the date the first premium is paid. Unless Binder coverage is obtained, coverage does not begin until the effective date. If the Policy Date is earlier than the effective date of coverage, the Policy owner pays Policy charges calculated beginning on that earlier Policy Date although coverage does not begin until the effective date. At the time of the application, or on or before the effective date, the Owner can select a Policy Date. The Policy Date may be chosen to correspond to the effective date, to obtain a lower premium rate based on a younger insurance age, because it is preferable to pay premiums on that date or have Policy values accrue as of that date, or for other reasons. If no specific Policy Date is selected, and if no Binder coverage is obtained, the Policy Date will be the date that the initial premium is received.

6.

For Employer Owned - The employer may be subject to written consent requirements, IRS record keeping and annual reporting requirements relating to employer-owned life insurance contracts. Please consult with your tax advisor.

7.	The Policy being applied for:
●	Is not being purchased, and will not be maintained or held, by a “benefit plan investor”;
●	Is not being purchased on behalf of a “benefit plan investor”; and
●	Is not being purchased with assets of a “benefit plan investor.”

ICC19-319-650	Page 3 of 6

14. AGREEMENT (Continued)

Further, the Policy will not be transferred or assigned to a “benefit plan investor,” and will not become or be considered as an asset of a “benefit plan investor.” For these purposes, a “benefit plan investor” is any of the following:

a.

an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (which may, for example, include, an arrangement described under Section 401(a) and/or 403(B) of the Internal Revenue Code of 1986, as amended (“Code”), a welfare plan, or a nonqualified deferred compensation plan that is subject to part 4 of Title I of ERISA);

b.

a plan to which Section 4975 of the Code applies (which may, for example, include a trust described in Code Section 401(a) which forms a part of a plan, which trust or plan is exempt from tax under Code Section 501(a), a plan described in Code Section 403(a), an individual retirement account described in Code Sections 408(a) or 408A, an individual retirement annuity described in Code Section 408(b), a medical savings account described in Code Section 220(d), a health savings account described in Code Section 223(d) or an education individual retirement account described in Code Section 530); or

c.

an entity whose underlying assets include plan assets (within the meaning of the Department of Labor Regulation, 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA ) by reason of a plan’s investment in such entity; or an entity that otherwise constitutes a “benefit plan investor” within the meaning of the Department of Labor Regulation, 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA, which may, for example, include an insurance company general account, an insurance company separate account, or a collective investment fund.

8.

WARNING:  The arrangement of a sale, transfer or assignment of this Policy, prior to or within a period of time specified by state law after the date the Policy was issued to a third party, such as a viatical settlement entity, a life settlement entity, other secondary market provider or premium financing entity, may violate the law of your state of residence. If there are any questions pertaining to these matters, please consult with your legal advisor.

9.

DISCLAIMER:  I have considered with my tax, accounting, and legal advisers all of the relevant tax and other requirements that may apply with respect to any plans or other agreements relating to the Policy, including any potential tax or ERISA related reporting requirements. I am not relying on NYLIAC, its affiliates, employees, or agents for any such advice, which I understand cannot be provided by such parties.

A copy of the application will be attached to and made a part of the Policy contract.

15. FRAUD NOTICE

Any person who knowingly presents a false statement in an application for life insurance may be guilty of a criminal offense and subject to penalties under state law.

16. ADDITIONAL INFORMATION / DETAILS

Please refer to each Section number when providing additional details and remarks. Attach a separate sheet if additional space is necessary.

Section No.

17. NOTICE OF POTENTIAL INCOME TAX IMPLICATIONS FOR MODIFIED ENDOWMENT

The Internal Revenue Code (the “Code”) imposes special, less favorable rules regarding the tax treatment of Policy distributions and Policy loans when a life insurance Policy or certificate is classified as a modified endowment contract (a “MEC”) under Code Section 7702A. Due to the amount of premium you plan to pay into the Policy, your Policy may be considered a MEC.

It is important for you to understand that all distributions made from your Policy as applied for, including Policy loans, withdrawals, and partial surrenders, will be treated as distributions first from any gain in your Policy and then as a return of your basis or investment in the contract. If your Policy is in a gain position when a distribution is made, you will owe income tax on the amount you withdraw (potentially up to the amount of such gain). In addition, unless certain exceptions apply, a 10% penalty tax may be imposed on any such taxable distribution made prior to the Policy owner reaching age 59 1⁄2 (if such Owner is a natural person) or at any time if the Owner is an entity subject to income tax.

Provided the requirements of Code Section 101 are otherwise satisfied, the insurance proceeds payable to your beneficiary upon the death of the Proposed Insured(s) will generally continue to be income tax free for federal income tax purposes.

This notice is designed to inform you of the income taxation of a life insurance Policy that is treated as a MEC, based upon our general understanding of current federal income tax law. It is not intended to provide you with legal advice, which neither NYLIAC nor its representatives can give. Therefore, if you have any questions as to the applicability of any provision of the law, you should seek the advice of your own tax and legal counsel.

If you wish to modify your planned premium payments to avoid creating a MEC, your Producer will assist you. Otherwise, please sign the Acknowledgment below.

ICC19-319-650	Page 4 of 6

18. TRUST DETAILS AND CERTIFICATION

1.	Name of Grantor:				8.	Address of Trustee

Street Address Line 1

2.	Name of Trust:					Street Address Line 2

						City		State	Zip

					9.	Names of Additional Trustees:

						First Name	MI	Last Name
3.	Date of Trust:
		Month	Day	Year
						First Name	MI	Last Name
4.	Date of Last Amendment, if applicable:
						First Name	MI	Last Name
	Month Day			Year
						First Name	MI	Last Name
5.	Trust established in state of:
					10.	Trustee’s Telephone Number
6.	Taxpayer ID Number:
					11.	Trustee’s Email Address:
7.	Name of Trustee:

	First Name	MI	Last Name

The undersigned Trustee(s) certify(ies) that the following statements are true:

The Trustee(s) has/have the authority, either by the terms of the trust or applicable state law, to own and purchase life insurance on the life of the insured. The trust empowers the Trustee(s) to exercise any and all rights associated with owning the life insurance Policy and the Trustee(s) can exercise these rights without the consent of the Insured(s). These rights include, but are not limited to: surrendering the Policy, withdrawing Policy values, borrowing against the Policy values, assigning the Policy, transferring ownership, and changing the beneficiary. The Trustee(s) signing this document and the application is/are sufficient in number to act on behalf of the trust.

The trust document containing the name(s) of the Trustee(s) and the date of the trust is in full force and effect and prior to the date of the application for life insurance.

Before the Insurer pays the proceeds at death it may ask for proof that the Trust is then in effect. The Owner has all rights of ownership in each of these policies including the right to change the beneficiary designation at any time even if there is a contrary provision in the Trust Agreement.

The Insurer will not have any liability after it pays the proceeds of each Policy, as set forth in this Application. The interest of the Trust in each Policy shall be subject to any assignment of that Policy.

The undersigned Trustee(s) agree(s) that the payment to the Trustee(s) of the Policy shall fully discharge New York Life Insurance and Annuity Corporation from all liability under said Policy to the extent of such payment and New York Life Insurance and Annuity Corporation shall not be responsible for the application or disposition of the proceeds of said Policy purchased by the Trustee, By signing below, the Trustee(s) verifie(s) that all information contained herein is true and complete. I/We agree jointly and severally to indemnify the New York Life Insurance and Annuity Corporation and its agents, and hold them harmless from and against all liability as a result of claims, demands or judgements against them arising from or affecting any insurance transactions made in reliance on this certification.

ICC19-319-650	Page 5 of 6

19. TAX CERTIFICATION

Under penalties of perjury, I (as Owner named) certify: (1) my social security number or Tax ID number shown on this application is my correct taxpayer identification number, (2) I am not subject to backup withholding because (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividend income; or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (includes a U.S. resident alien), and (4) the FATCA code entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. (Please note: if being submitted for a U.S. Policy, this last certification (4) does not apply).

☐ Check this box if the IRS has notified you that you are subject to backup withholding.

If I am a U.S. entity, I am submitting a completed IRS Form W-9.

If I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 with this form to certify my foreign status and, if applicable, claim treaty benefits.

The Internal Revenue Service Does Not Require Your Consent To Any

Provision Of This Document Other Than The Certifications Required To Avoid Backup Withholding.

20. SIGNATURES

By signing below, I/We understand that I/We are acknowledging and agreeing to all of the statements and representations made in this application, including sections entitled, Proposed Insured Information, Work Status, Tobacco/Nicotine Usage, Illustration (if applicable), Agreement, Additional Information/Details, Notice of Potential Income Tax Implications for Modified Endowment, Trust Details and Certification and Tax Certification. As Owner(s), I/We accept and adopt as true all of the statements in this application made by the Proposed Insured.

Dated at (City, State): ,	on (MM/DD/YYYY):

Owner	Print or Type Name and Title

Proposed Insured (if other than Owner)	Print or Type Name

Registered Rep/Producer/Agent	Other Signature, if required by Owner

ICC19-319-650	Page 6 of 6

PRODUCER’S STATEMENT (Not a part of the Application)

1. REPLACEMENT

Is replacement involved in this transaction?        ☐ Yes         ☐ No

If “Yes,” please provide details:

2. ERISA ACKNOWLEDGMENT
A.	Does this Policy involve an employer/employee relationship?
☐	Yes (if yes, then a response to item B is required)
☐	No (if no, stop here)
B.	If “Yes” is checked in item A above, I acknowledge that I have confirmed with the employer that one of the following is true:
☐	Yes (the Policy is part of a plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
☐	No, the Policy is not part of a plan or arrangement subject to ERISA.

3. PRODUCER INFORMATION	4. BROKER/DEALER INFORMATION (Variable Cases Only)
Name:	Name:
Street:	Street:
City:	City:
State:	State:
Country:	Country:
Zip Code:	Zip Code:
Telephone:	Telephone:

5. LICENSING

In what state(s) will the Policy/policies be issued?

Is the Producer licensed in this/these state(s)?	☐ Yes ☐ No
Is the Broker/Dealer licensed in this/these state(s)?	☐ Yes ☐ No ☐ N/A
Is the Producer appointed with NYLIAC in this/these state(s)?	☐ Yes ☐ No ☐ N/A
Is the Broker/Dealer appointed with NYLIAC in this/these state(s)?	☐ Yes ☐ No ☐ N/A

6. PLAN SERVICING ENTITY INFORMATION

Name:	Street:
City:	State:
Country:	Zip Code:
Telephone:	Tax ID:

7. SIGNATURES

I, the Producer, declare that: (a) the application was secured by me personally, and that I have no understanding or agreement with any other person, directly or indirectly, as to commissions or compensation on the Policy/policies applied for, except as may be specified below; and, (b) I have not paid or allowed, and I agree that I will not hereafter pay or allow, either directly or indirectly to be paid, any compensation or commission other than that specified below, or any rebate or premium in any manner whatsoever.

Dated at (City, State): , on (MM/DD/YYYY):

			Comp	ABSF

Print Full Name	Signature	Marketer Number	%	%

Print Full Name	Signature	Marketer Number	%	%

Print Full Name	Signature	Marketer Number	%	%

Print Full Name	Signature	Marketer Number	%	%

Print Full Name	Signature	Marketer Number	%	%

Must Total 100%